                                                                 Exhibit 3.23(a)

                                                                     FILED
                                                                DEC 31 1987 10AM

                                 INCORPORATOR'S                    [SIGNATURE
                      AMENDMENT OF CERTIFICATE OF INCORPORATION   APPEARS HERE]
                        OF CANNELTON COAL SALES COMPANY
                        PURSUANT TO 10 DEL.C. SECTION 241     SECRETARY OF STATE
                        ---------------------------------



          I, WILLIAM L. GARRETT, JR., the sole incorporator of CANNELTON COAL SALES COMPANY, hereby certify as follows:

          (1) The Certificate of Incorporation shall be amended so that the name of said corporation shall be changed to:
CANNELTON SALES COMPANY;

          (2) The corporation has not received any payment for any of its stock;

          (3) This Amendment has been duly adopted in accordance with 10 Del.C.
                                                                         ------
Section 241.


                                                /s/ WILLIAM L. GARRETT, JR.
                                                ---------------------------
                                                WILLIAM L. GARRETT, JR.
                                                1207 King Street
                                                Wilmington, Delaware 19801
                                                INCORPORATOR


          SWORN TO AND SUBSCRIBED before me this 30th day of DECEMBER, 1987.


                                                [SIGNATURE APPEARS HERE]
                                                ---------------------------
                                                Atty. at law

                          CERTIFICATE OF INCORPORATION
                                       OF
                       COAL VENTURES HOLDING COMPANY, INC.

                                    * * * * *


          l. The name of the corporation is COAL VENTURES HOLDING COMPANY, INC.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to Ten Dollars and No Cents ($10.00).

          5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballet.

          6. The name and mailing address of the sole incorporation is:
                        M. A. Brzoska
                        Corporation Trust Center
                        1209 Orange Street
                        Wilmington, Delaware 19801

          7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

          8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of June, 1998.

                               /s/ M. A. Brzoska
                             -------------------------
                               Sole Incorporator
                               M. A. Brzoska


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